UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 20, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 20, 2006, Alesco Financial Inc. (the “Company”) and Cohen & Company Management, LLC, the Company’s manager (the “Manager”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. as representatives of the several underwriters named in the Purchase Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 26,400,000 shares of the Company’s common stock, par value $0.001 per share (the “common stock”), at a price to the Underwriters of $8.4375 per share. Under the terms of the Purchase Agreement, the Company has granted the Underwriters an option, exercisable within 30 days after November 20, 2006, to purchase up to an additional 3,960,000 shares of common stock to cover over-allotments, if any. The public offering price was $9.00 per share. The closing of the offering, which is subject to customary closing conditions, is expected to occur on November 27, 2006. A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Purchase Agreement, dated November 20, 2006, among the Company, the Manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as representatives of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2006

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer